Sub-Item 77I, 77Q1(a) and 77Q1(d)

Terms of new or amended securities

STRATEGIC FUNDS, INC.

(the "Registrant")

Dreyfus Active MidCap Fund

(the "Fund")

At the meeting held on February 28, 2017, the Board of Directors of the Registrant approved the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in the Fund's Class T Prospectus and the disclosure in the Fund's Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 129 to the Registrant's Registration Statement on Form N-1A, filed on March 27, 2017, effective as of March 31, 2017 ("Amendment No. 129").

2.      The disclosure in the Supplement to the Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Articles Supplementary, incorporated by reference to Exhibit (a)(14) of Amendment No. 129.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Amendment No. 129.